Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), is made effective as of this 22nd  day of November, 2005, by and between Paycenters, LLC, a Nevada limited liability company (the “Grantor”) and STEN Acquisition Corporation, a Minnesota corporation (the “Secured Party”).

In order to secure (a) the payment of amounts advanced by Secured Party to Site Equities International, Inc., a Nevada corporation (“Site Equities”) and the sole member of Grantor pursuant to that certain: (i) Loan and Merger Option Agreement (the “Loan Agreement”) dated as of November 22, 2005, by and between Secured Party and Site Equities, (ii) promissory note (the “Initial Note”) dated as of November 22, 2005 and payable to the order of the Secured Party; and (iii) Replacement Note (as defined in the Loan Agreement), which funds are being provided for the purpose of Grantor’s acquisition of certain Collateral (as hereinafter defined), and (b) the payment of all obligations of Grantor to Secured Party under that certain Guaranty of Grantor to Secured Party dated as of November 22, 2005; (all of such debts, liabilities and obligations, whether it now exists or is hereafter created or incurred, whether is arises under or is evidenced by this Agreement or any other present or future instrument or agreement or by operation of law, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint or joint and several are herein collectively referred to as the “Secured Obligations”), the Grantor hereby agrees as follows:

1.                                       SECURITY INTEREST AND COLLATERAL.  In order to secure the payment and performance of the Secured Obligations, the Grantor hereby grants to the Secured Party a security interest (herein called the “Security Interest”) in and to the following properties, rights and assets of the Grantor, wherever located, and whether now owned or hereafter acquired (hereinafter collectively referred to as the “Collateral”):

any and all furniture, fixtures, machinery, equipment, goods, inventory, accounts and any other rights to the payment of money (including, but not limited to, all health-care-insurance receivables), deposit accounts, money, vehicles, prepaid insurance, letter-of-credit rights, supplies, causes of action, patents and patent applications, patent rights, inventions, designs, registered and unregistered copyrights and applications, trademarks, goodwill, trade names, trade secrets, methods, know-how, processes, specifications, Internet addresses and sites, universal locators, software, license rights, royalty rights, franchise rights, chattel paper (including, without limitation, electronic chattel paper and tangible chattel paper), documents, instruments, investment property, payment intangibles, general intangibles, rights or benefits arising under any contracts, tax refund claims, choses in action and claims against third parties (including, without limitation, the right to sue for past, present and future infringements), commercial tort claims, security deposits, security interests, rights to reimbursement and indemnification, and books, records and other information relating to the Grantor or the Collateral (whether in tangible or intangible form).

together with all supporting obligations, additions, substitutions and replacements for and products and proceeds of any of the foregoing property and, in the case of all tangible Collateral,

together with (i) all accessories, attachments, parts, equipment, accessions and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents now or hereafter covering such goods.

This Agreement shall create a continuing security interest in the Collateral and shall, except as otherwise set forth in Section 6, remain in full force in effect until the satisfaction in full of the Secured Obligations.  All terms not otherwise described herein shall have the meaning assigned to them in the Loan Agreement.

2.                                       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  The Grantor hereby represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a)                                  The Collateral will be used primarily for business purposes.

(b)                                 The Grantor is a duly organized Nevada limited liability company in good standing.  The Grantor shall not change its state of organization, legal structure, type of organization, as the case may be, without the Secured Party’s prior written consent, which consent shall not be unreasonably withheld.  The Grantor shall promptly notify the Secured Party of any consolidation, merger or other analogous reorganization or transaction involving the Grantor.

(c)                                  If any part or all of the Collateral will become so related to particular real estate as to become a fixture, the Grantor will promptly advise the Secured Party as to real estate concerned and the record owner thereof and execute and deliver any and all instruments necessary to perfect the Security Interest therein and to assure that such Security Interest will be prior to the interest therein of the owner of the real estate.

(d)                                 The Grantor’s exact legal name is that indicated on the first page of this Agreement.  During the preceding one (1) year, the Grantor has not changed its name or operated or conducted business under any trade name or “d/b/a” which is different from its corporate name.  The Grantor shall promptly notify the Secured Party of any change in such name or if it operates or conducts business under any trade name or “d/b/a” which is different from such name by providing at least thirty (30) days’ advance written notice.

(e)                                  The Grantor has (or will have at the time the Grantor acquires rights in Collateral hereafter acquired or arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest, purchase-money security interests and such other security interests as are permitted under the Loan Agreement, the Initial Note or the Replacement Note (the Security Interest and the security interests permitted under the Initial Note, Replacement Note and the Loan Agreement are hereinafter collectively referred to as the “Permitted Interests”), and will defend the Collateral against all claims or demands of all persons other than the Secured Party and those holding purchase-money security interests and Permitted Interests.  The Grantor will not sell, lease or otherwise dispose of the Collateral or any interest therein except that until an Event of Default (as defined in the Loan Agreement) has occurred the Grantor may sell inventory in the ordinary course of its business.

(f)                                    The Grantor will not permit any Collateral to be located in any state (and, if a county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed.

(g)                                 The Grantor authorizes the Secured Party to file all of the Secured Party’s financing statements and amendments to financing statements, continuation statements, and all terminations of the filings of other secured parties, all with respect to the Collateral, in such form and substance as the Secured Party, in its sole discretion, may determine.

(h)                                 All rights to payment and all instruments, documents, chattel paper and other agreements constituting or evidencing Collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each account debtor or other obligor named therein or in the Grantor’s records pertaining thereto as being obligated to pay such obligation.

(i)                                     The Grantor will (i) keep all Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) other than taxes and other governmental charges contested in good faith and by appropriate proceedings, promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest; (iii) keep all Collateral free and clear of all security interests, liens and encumbrances, except as may otherwise be set forth or contemplated under the Initial Note, the Replacement Note, the Loan Agreement or in this Agreement; (iv) at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Grantor’s books and records pertaining to the Collateral and its business and financial condition and to discuss with account debtors and other obligors requests for verifications of amounts owed to the Grantor; (v) keep accurate and complete records pertaining to the Collateral and pertaining to the Grantor’s business and financial condition and will submit to the Secured Party such periodic reports concerning the Collateral and the Grantor’s business and financial condition as the Secured Party may from time to time reasonably request; (vi) promptly notify the Secured Party of any loss or material damage to any Collateral or of any material adverse change, known to the Grantor, in the prospect of payment of any sums due on or under any instrument, chattel paper or account constituting Collateral; (vii) if the Secured Party at any time so reasonably requests promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Grantor to the Secured Party; (viii) at all times keep all Collateral insured against risks of fire (including so called extended coverage), theft, collision (in case of collateral consisting of motor vehicles) and such other risks as is appropriate for a business of this type; (ix) from time to time promptly execute and deliver such financing statements or other forms, including, without limitation, patent and trademark recordation forms, as the Secured Party may reasonably deem required to be filed in order to perfect or maintain the perfection of the Security Interest and, if any Collateral is covered by a certificate of title, execute such documents as may be required to have the Security Interest properly noted on a certificate of title; (x) pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Secured Obligations and all other out-of-pocket expenses (including in each case all attorneys’ fees) incurred by the Secured Party in connection with the enforcement of the Security Interest or the enforcement of this Agreement or any or all of the Secured Obligations including expenses incurred in any litigation or bankruptcy or insolvency proceedings; (xi) promptly execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party’s rights under this Agreement, including, without limitation, an assignment of claim with respect to any account which is a government receivable; (xii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; (xiii) permit the Secured Party at any time and from time to time to send requests (both before and after the occurrence of an Event of Default under the Loan Agreement) to account debtors or other obligors for verification of amounts owed to Grantor; (xiv) not permit any Collateral to become part of or to be affixed to any real property, without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein; and (xv) not wind up or dissolve itself (or suffer any liquidation or dissolution).  If the Grantor at any time fails to perform or observe any agreement contained in this Section 2(i), and if such failure shall continue for a period of ten (10) calendar days after the Secured Party gives the Grantor written notice thereof (or, in the case of the agreements contained in clauses (viii) and (ix) of this Section 2(i), immediately upon the occurrence of such failure, without notice or lapse of time) the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances (other than Permitted Interests), the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Grantor shall thereupon pay the Secured Party on demand the amount of all moneys reasonably expended and all costs and expenses (including attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the rate provided for in the Initial Note or the Replacement Note, as applicable.

(j)                                     The Collateral is subject to a valid and perfected security interest granted to the Secured Party pursuant to this Agreement.

3.                                       ASSIGNMENT OF INSURANCE.  The Grantor hereby assigns to the Secured Party, as additional security for the payment of the Secured Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor under or with respect to, any and all policies of insurance covering the Collateral, and the Grantor hereby directs the issuer of any such policy to pay any such moneys to the Secured Party.  Before and upon the occurrence of an Event of Default under the Loan Agreement, and at any time thereafter, the Secured Party may (but need not) in its own name or in the Grantor’s name, execute and deliver proofs of claim, receive all such moneys (subject to the Grantor’s rights), endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

4.                                       COLLECTION OF ACCOUNTS.  The Secured Party may, or at the Secured Party’s request, the Grantor shall, after the occurrence of an Event of Default under the Loan Agreement, and at any time thereafter, notify any account debtor or any obligor on an instrument to make payment directly to a post office box specified by and under the sole control of the Secured Party, whether or not the Secured Party was theretofore making collections with respect thereto, and the Secured Party shall be entitled to take control of any proceeds thereof.  If so requested by the Secured Party, the Grantor shall insert appropriate language on each invoice directing its customers to make payment to such post office box.  The Grantor hereby authorizes and directs the Secured Party to deposit into a special collateral account to be established and maintained with the Secured Party all checks, drafts and cash payments, received in said lock box.  All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any of the Secured Obligations.  At its option, the Secured Party may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Secured Obligations in such order of application as the Secured Party may determine, or permit the Grantor to withdraw all or any part of the balance on deposit in said collateral account.  If a collateral account is so established the Grantor agrees that it will promptly deliver to the Secured Party for deposit into said collateral account, all payments on accounts and chattel paper received by it.  All such payments shall be delivered to the Secured Party in the form received (except for the Grantor’s endorsement where necessary).  Until so deposited, all payments on accounts and chattel paper received by the Grantor shall be held in trust by the Grantor for and as the property of the Secured Party and shall not be commingled with any funds or property of the Grantor.

5.                                       REMEDIES.  Upon the occurrence of an Event of Default under the Loan Agreement, and at any time thereafter, the Secured Party may exercise any one or more of the following rights or remedies if any or all of the Secured Obligations are not paid when due: (i) exercise and enforce any or all rights and remedies available after default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Grantor hereby expressly waives), and the right to sell, lease or otherwise dispose of or use any or all of the Collateral; (ii) the Secured Party may require the Grantor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; (iii) exercise its rights under any lessors’ agreements regardless of whether or not the Grantor is in default under such leases; and (iv) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Grantor or against any other person or property.  The Secured Party is hereby granted a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, copyrights and patents of the

Grantor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.  If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 11 below) at least ten (10) calendar days prior to the date of intended disposition or other action.

6.                                       AMENDMENTS, MODIFICATIONS, INTERCREDITOR AGREEMENTS, ETC.  This Agreement and the rights of the Secured Party hereunder can be waived, modified, amended, terminated or discharged, and the Security Interest can be released or subordinated, only explicitly in a writing signed by the Secured Party.  A waiver signed by the Secured Party shall be effective only in the specific instance and for the purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies.

7.                                       POWER OF ATTORNEY.  Grantor hereby irrevocably authorizes and empowers the Secured Party immediately upon the occurrence of an Event of Default under the Loan Agreement, and at any time thereafter, to make, constitute and appoint any officer or agent of the Secured Party, as the Secured Party may select in its exclusive discretion, as the Grantor’s true and lawful attorneys-in-fact, with the full irrevocable power and authority in the place and stead of the Grantor or in the Secured Party’s own name to take any and all necessary or desirable action for the purpose of carrying out this Agreement including, without limitation on the generality of the foregoing, the full and irrevocable power and authority (but not the duty), without notice to or assent of the Grantor, (i) to endorse the Grantor’s name on, file with any appropriate federal or local agency or authority, and prosecute all applications, registrations, transfer applications, trademarks, patents, copyrights, patentable inventions and processes, recordations, documents, papers and instruments necessary for the Secured Party to use and collect on any of the Collateral, (ii) to grant or issue any exclusive or nonexclusive license under the Collateral to any third person, (iii) to take such other action necessary or desirable for the Secured Party to absolutely assign, pledge, perfect, convey or otherwise transfer title in or dispose of the Collateral to any third person or otherwise, (iv) to perform the agreements and obligations of the Grantor under Section 2 of this Agreement; and (v) to bring suit in its own name or in the name of the Grantor to enforce or protect any rights of the Grantor or the Secured Party in the Collateral.  The Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney shall be irrevocable for the life of this Agreement and shall be coupled with an interest.

8.                                       MARSHALLING.  The Secured Party will not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other guaranty or assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment will be cumulative and in addition to all other rights, however existing or arising.  The Grantor agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor irrevocably waives the benefits of all such laws.

9.  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.                                 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE. The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Minnesota without giving effect to its choice of law provisions.  Any judicial proceeding against or on behalf of Grantor with respect to any Loan Document or any related agreement shall be brought in solely any federal or state court of competent jurisdiction located in Hennepin County in the State of Minnesota.  By execution and delivery of each Loan Document to which it is a party, Grantor (i) accepts the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens.  Nothing shall affect the right of the Lender to serve process in any manner permitted by law or shall limit the right of the Secured Party to bring proceedings against Grantor in the courts of any other jurisdiction having jurisdiction.  Any judicial proceedings against the Secured Party involving, directly or indirectly, any Loan Document or any related agreement shall be brought solely in a federal or state court located in Hennepin County in the State of Minnesota.  All parties acknowledge that they participated in the negotiation and drafting of this Agreement with the assistance of counsel and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

11.                                 MISCELLANEOUS.  This Agreement does not contemplate a sale of accounts or chattel paper, and, as provided by law, the Grantor is entitled to any surplus and shall remain liable for any deficiency.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safe keeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  The Secured Party shall not be obligated to preserve any rights the Grantor may have against any other party, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.  This Agreement shall be binding upon and inure to the benefit of the Grantor and the Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by the Grantor and delivered to the Secured Party, and the Grantor waives notice of the Secured Party’s acceptance hereof.  The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement.  Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota (without regard to its conflicts of laws principles) and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state, shall have the meanings therein stated and all capitalized terms used herein which are defined in the Loan Agreement shall have the meanings therein stated.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.  This Agreement may be executed by facsimile and in one or more counterparts and will be effective when one or more counterparts have been signed by each party.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations.

12.                                 NOTICES.  All notices, consents, requests, instructions, approvals and other communications required by this Agreement will be validly given, made or served if in writing and delivered personally, sent by certified mail (postage prepaid), facsimile transmission, or by a nationally recognized overnight delivery service, addressed as follows (or such other address as is furnished in writing by a party to the other parties):

(a)                                  If to the Secured Party:

STEN Corporation

Attention: Kenneth W. Brimmer

10275 Wayzata Blvd., Suite 310

Minnetonka, Minnesota 55305

Facsimile:  (612) 371-3207

with a copy to:

Girard P. Miller

Lindquist & Vennum PLLP

4200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Facsimile:  (612) 371-3207

(b)                                 If to the Grantor:

Paycenters, LLC

8307 W. Cheyenne Ave. #109-300

Las Vegas, NV 83129

Attention: Ken Antos

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

GRANTOR:

PAYCENTERS, LLC

By:	/s/ Kenneth Antos
Its: Manager

SECURED PARTY:

STEN AQUISITION CORPORATION

By:	/s/ Kenneth W. Brimmer
Its: Chief Executive Officer